EXHIBIT 5

St. Ann Court 2501 N. Harwood, Suite 1800 Dallas, Texas 75201 www.mcslaw.com

Telephone: 214.954.6800
Telecopier: 214.954.6868

January 13, 2011

Hallmark Financial Services, Inc.
777 Main Street
Suite 1000
Fort Worth, Texas  76102

Re:	Form S-3 Registration Statement

Gentlemen:

We have acted as counsel to Hallmark Financial Services, Inc., a Nevada corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering and sale, from time to time, as set forth in the Registration Statement and one or more supplements to the prospectus contained therein (each, a “Prospectus Supplement”) of up to 3,274,830 shares of the Common Stock (the “Shares”) to be sold by the stockholders of the Company identified in the Registration Statement (the “Selling Stockholders”).  This letter is being delivered to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

In connection with this opinion, we have examined the Company's Restated Articles of Incorporation and Amended and Restated By-Laws, the Registration Statement and such other documents as we have considered appropriate for purposes of this opinion.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to our opinion, on certificates and other inquiries of officers of the Company.

We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto.  In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Hallmark Financial Services, Inc.
January 13, 2011

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

MCGUIRE, CRADDOCK & STROTHER, P.C.